INVESTOR PRESENTATIONbancofcal.com 2020 Second Quarter Earnings bancofcal.com

FORWARD LOOKING STATEMENTS

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates ("BANC," the "Company," "we," "us" or "our"), as well as the potential effects of the COVID-19 pandemic on the Company's business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (ii) the effect of the novel coronavirus (COVID-19) pandemic and steps taken by governmental and other authorities to contain, mitigate and combat the pandemic on our business, operations, financial performance and prospects; (iii) the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated; (iv) the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank; (v) risks that the Company's merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our loan and lease loss reserves; (vii) the quality and composition of our securities portfolio; (viii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (ix) continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (x) fluctuations in the demand for loans and leases, and fluctuations in commercial and residential real estate values in our market area; (xi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values or increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xiii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiv) our ability to control operating costs and expenses; (xv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xvi) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xviii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of severe weather, natural disasters, pandemics, acts of war or terrorism and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) the transition to a new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) war or terrorist activities; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC.

BANC OF CALIFORNIA

Second Quarter 2020 | 1

SECOND QUARTER 2020 RESULTS ($ in Thousands Except EPS) 2Q20 1Q20 2Q19 Net interest income $ 55,315 $ 51,861 $ 64,780 Provision (reversal) for credit losses $ 11,826 $ 15,761 $ (1,900) Net income (loss) $ (18,449) $ (6,593) $ 16,582 Pre-tax pre-provision (loss) income1 $ (11,927) $ 7,003 $ 18,990 Adjusted pre-tax pre-provision income1 $ 16,029 $ 12,172 $ 13,001 (Loss) / Earnings Per Share $ (0.44) $ (0.19) $ 0.23 Average assets $ 7,740,206 $ 7,562,942 $ 9,610,575 Net interest margin 3.09% 2.97% 2.86% Allowance for credit losses coverage ratio 1.68% 1.45% 0.95% Common equity tier 1 11.68% 11.58% 10.50% Tangible common equity per common share $ 12.37 $ 12.11 $ 13.57 Core deposits as % of total loans 97.02% 96.07% 92.36% � Strong capital ratios + reserve provide for buffer against uncertainty � Noninterest-bearing deposits increased $135.4 million to represent 23% of total deposits � Pre-tax pre-provision net loss due to the LAFC agreement termination (1) Denotes a non-GAAP f��a�c�a� �ea���e; �ee �N��-GAAP Rec��c���a����� ���de� a� e�d �f ��e�e��a���� Second Quarter 2020 | 2

TRANSFORMING BANC OF CALIFORNIA

Phase One
Building the Foundation

- **Improve deposit mix**
  - ✓ Non-interest bearing deposits increased to 23% of total deposits from 16% on 6/30/19
- **Reduce cost of funds**
  - ✓ Spot COD declined to 59 bps from 150 bps in 2Q19
  - ✓ Refinanced $111 million term debt in 2Q20 resulting in savings of 88 bps per year starting in 3Q20
- **Rightsize balance sheet**
  - ✓ Total assets decreased 17% since 6/30/19; resulted in increased capital ratios
- **Reduce expenses**
  - ✓ Adjusted non-interest expense reduced 13% from 2Q19

Phase Two
Generating Profitable Growth

- **Continue to optimize deposit mix and grow DDA balances**
- **Grow total loan balances**
- **Realize operating leverage**
- **Expand net interest margin**
- **Expand customer base**

Phase Three
High Performing Institution

- **Consistently generate performance that favorably compares to peer group:**
- **ROAA**
- **ROTCE**
- **Efficiency Ratio**
- **Cost / Mix of Deposits**
- **NCOs/Average Loans**

Opportunities to Accelerate Improvement in Financial Performance

- Terminate LAFC Agreement (Complete)
- Refinance FHLB Advances (Complete)
- Redeem Preferred Stock (Not Started)
- Diversify Out of CLO Portfolio (Not Started)

Legend: Complete · Started · Not Started

BANC OF CALIFORNIA
Second Quarter 2020 | 3

CONTINUED EXECUTION ON STRATEGIC PLAN THROUGH THE COVID-19 CRISIS

2nd Quarter 2020 Progress	
Strong Credit Metrics	• Conservatively underwritten, real estate heavy loan portfolio continues to demonstrate stability during pandemic • ACL/Total Loans strengthened to 1.68% (1.76% net of PPP loans)
Continued Growth in NIB and Low-Cost Deposits	• Noninterest-bearing deposits increased $135.4 million and represent 23% of total deposits at 6/30/20 • Spot deposit rate declined 30 bps to 0.59% • NIM expanded 12 bps to 3.09%
Term Debt Management	• Refinanced / restructured $211 million in FHLB term advances to benefit future NIM
Expense Management	• LAFC agreement terminated, reducing future expenses by $7 million per year
High Capital Levels	• Common Equity Tier 1 Capital remains strong at 11.68%

BANC OF CALIFORNIA

Second Quarter 2020 | 4

PROACTIVE APPROACH TO ADDRESS COVID-19 UNCERTAINTY

EMPLOYEES

Developing a Return To The Workplace (RTTW) Playbook. The Playbook is a coordinated plan to safely return our employees to the workplace

- Based on federal guidelines and directives from local and state public health authorities
- Phased approach designed to ensure an efficient and effective process for site entry, physical distancing, PPE and facial coverings, cleaning and hygiene and use of common areas
- Includes Health Pre-Screening process as well as a tracking system to monitor and address COVID-19 cases/potential cases and workplace illness

CLIENTS

- PPP program: approved 1,106 loans with $262 million in balances and $7.5 million in fees
- PPP funds supported over 25,000 jobs; over 300 new clients were provided with loans
- Proactive outreach to clients to identify risk and mitigation strategies, and engage with stressed borrowers
- 142 active SFR loans on forbearance for $164 million of loans and 156 non-SFR active payment deferrals for $440 million of loans as of June 30, 2020 [1,2]
- Operating 25 of 31 branches on reduced-hour schedules

COMMUNITY

- Developed online financial literacy classes for young adults to continue to support our community partners while keeping all participants safe
- Sponsored and volunteered to support five LAFC black and gold blood drives in partnership with the American Red Cross at the Banc of California Stadium

(1) Excludes loans in deferment or forbearance that are current
(2) Excludes loans delinquent prior to COVID-19

BANC OF CALIFORNIA

Second Quarter 2020 | 5

DEVELOPING RECURRING AND SUSTAINABLE EARNINGS PROFILE



($ in millions)
2Q20 Adjusted PTPP ROAA: 0.83%
$(11.9)
$26.8
$2.5
$0.9
$(0.2)
$(0.0)
$(2.0)
$16.0
2Q20 PTPP Loss
LAFC Restructure
Debt retirement expense
Non-Core Expense
Gain on alt. energy partnerships
Fair value adjustment on loans held for sale
Securities gain on sale
2Q20 Adjusted PTPP Income
1Q20 Adjusted PTPP ROAA: 0.65%
$7.0
$0.0
$0.0
$1.7
$1.9
$1.6
$0.0
$12.2
1Q20 PTPP Income
LAFC Restructure
Debt retirement expense
Non-Core Expense
Loss on alternative energy partnerships
Fair value adjustment on loans held for sale
Securities gain on sale
1Q20 Adjusted PTPP Income

- 31.7% increase in adjusted pre-tax pre-provision (PTPP) income
- Higher adjusted PTPP income relative to average asset growth
- Recurring PTPP income underlies reported net income/loss and shows consistent trend when excluding the LAFC naming rights agreement termination charge, debt retirement expense, fair value adjustment on loans held for sale, securities gain on sale, alternative energy partnership activity, and non-core expenses
- Non-core expense relates to indemnified legal expenses net of recoveries
- Loans held-for-sale fair value adjustment in 1Q20 driven by change in market rates is unrealized

BANC OF CALIFORNIA

Second Quarter 2020 | 6

RAPIDLY IMPROVING DEPOSIT FRANCHISE Average Cost of deposits Money Market & Savings � $135.4 million quarterly increase 1.62% Noninterest-bearing Brokered CDs in noninterest-bearing deposits 1.48% Interest-bearing checking CDs 1.27% � Large percentage of noninterest- Spot 1.11% bearing and low-cost deposits Rate 0.59% � Targeted deposit strategy 0.71% resulting in lower deposit costs over time 19% 15% 24% 24% 22% 3% 1% 0% 4% � Selective use of brokered CDs 6% 30% 26% 28% to replace migration out of high- 29% 30% cost deposits Cost of Deposits 28% 31% 25% 26% 28% � Spot rate at June 30, 2020 was 16% 19% 20% 23% 23% 59 bps 2Q19 3Q19 4Q19 1Q20 2Q20 Category 2Q19 3Q19 4Q19 1Q20 2Q20 $ in millions Noninterest-bearing checking $993.7 $1,107.4 $1,088.5 $1,256.1 $1,391.5 Interest-bearing checking 1,577.9 1,503.2 1,533.9 1,572.4 1,846.7 Demand deposits 2,571.6 2,610.7 2,622.4 2,828.5 3,238.2 Savings 1,061.1 1,042.2 885.2 877.9 939.0 Money Market 800.9 695.5 715.5 575.8 765.9 Non-maturity deposits 1,862.0 1,737.7 1,600.7 1,453.8 1,704.9 CDs 1,479.1 1,367.3 1,204.0 1,071.9 924.6 Brokered CDs 379.5 54.4 - 208.7 169.8 Total1 $6,292.3 $5,770.1 $5,427.2 $5,562.8 $6,037.5 (1) Reflects balance as of period end Second Quarter 2020 | 7

DEMAND DEPOSIT GROWTH BY BUSINESS UNITS1 ($ in millions) +26% $3,238 $2,828 $2,572 $2,611 $2,622 $904 $770 $796 $775 $758 $1,908 $1,580 $1,458 $1,500 $1,545 $255 $302 $296 $457 $399 $62 $33 $24 $22 $27 2Q19 3Q19 4Q19 1Q20 2Q20 Community & Business Banking Commercial Real Estate & Banking Private & Specialty Other (1) Reflects balance as of period end Second Quarter 2020 | 8

DIVERSIFIED LOAN PORTFOLIO 2nd Quarter 2020 1st Quarter 2020 Change Loan Segment $1 % Av g. Yie ld $1 % Av g. Yie ld $ % Av g. Yie ld $ in Millions C&I $ 1,437 26% 4.45% $ 1,578 28% 4.72% $ (141) -2% -0.27% Multifam ily 1,434 25% 4.50% 1,466 26% 4.50% (32) -1% 0.00% CRE 823 15% 4.86% 810 14% 4.80% 13 1% 0.06% Construction 213 4% 5.30% 228 4% 6.03% (15) 0% -0.73% SBA 311 6% 5.64% 71 1% 7.79% 240 5% -2.15% SFR 1,371 24% 4.03% 1,467 26% 4.01% (97) -2% 0.02% Consumer 39 1% 4.44% 47 1% 5.38% (8) 0% -0.94% Total Loans HFI $ 5,628 100% 4.49% $ 5,667 100% 4.56% $ (40) N/A -0.07% Loan Balances by Segment Real Estate Secured with low LTVs $ in millions � 66% of loan portfolio is secured by $6,720 $6,383 $5,952 $5,667 $5,628 residential real estate (primary $2,022 $1,835 residences) $1,645 $1,515 $1,410 � ~89% of all real estate secured loans 70% 71% 72% 73% 75% have loan-to-values (LTVs) of less than 70% $4,697 $4,548 $4,307 $4,153 $4,218 � ~84% of all existing SFR have loan-to- values (LTVs) of less than 70% 2Q19 3Q19 4Q19 1Q20 2Q20 Commercial / Loans-HFI SFR & Consumer Commercial � We�g��ed a�e�age LTV�� �f 57% (1) Reflects balance as of period end Second Quarter 2020 | 9

ADDITIONAL DETAIL ON DEFERRALS AND LOAN EXPOSURE

Forbearance / Deferrals by Loan Category[1,2]

($ in millions)
(as of June 30, 2020)

	Balance	% of Total Loans	Total Approved Deferrals		
	$	%	$	#	%
1-4 Family Residential	$1,371	24%	$164	142	3%
Multifamily	1,434	25%	114	30	2%
CRE	823	15%	219	53	4%
Construction & Dev.	213	4%	32	8	1%
Commercial & Industrial	1,437	26%	53	55	1%
Other Consumer	39	1%	1	4	<1%
SBA[3]	311	6%	22	6	<1%
Total	**$5,628**	**100%**	**$604**	**298**	**11%**

CRE Exposure by Property Type

($ in millions)

	Balance	% of Total Loans	WALTV	WADSCR	Approved Deferrals	
	$	%	%	#	$	#
Retail	$ 308	5%	54%	1.71x	$ 130	31
Office	202	4%	62%	2.64x	35	8
Industrial	88	2%	54%	2.11x	22	4
Hospitality	7	<1%	71%	2.32x	4	4
Other	218	4%	89%	2.11x	28	6
Total	**$ 823**	**15%**	**65%**	**1.75x**	**$ 219**	**53**

of Approved Deferrals Trend


-58%
-93%
205
87
6
March - April
May
June

Commentary

- All deferrals granted were 90 days in duration
- Deferments for SFR portfolio are forbearances
- If further Covid-19 related hardship deferments are requested, an additional three-month period may be granted with supplementary credit enhancements
- Low exposure to High Stress CRE Sectors; weighted average LTV for CRE portfolio is 65%
- May and June deferment volume decreased significantly following an influx of deferment requests prior to end of April
- Of real estate secured loans on deferment, 93% have an LTV of 70% or lower

BANC OF CALIFORNIA

(1) Excludes loans in forbearance that are current
(2) Excludes loans delinquent prior to COVID-19
(3) The SBA deferrals are 504 loans

Second Quarter 2020 | 10

ASSET QUALITY HIGHER DELINQUENCIES & NPL RATIOS MITIGATED BY LOW LTVS Delinquencies ($ in millions) Delinquencies / Loans SFR Delinquencies Delinquencies /Total Loans Delinquencies (ex-SFR) $95.2 Delinquencies (ex-SFR)/Loans (ex-SFR) 1.69% $85.0 1.50% $56.3 $57.6 0.97% $52.2 $70.3 0.78% 0.88% $71.4 0.59% $43.4 $38.6 $45.4 0.29% 0.24% 0.33% 0.32% $24.9 $13.6 $10.9 $14.2 $13.6 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Non-performing Loans (NPLs) ($ in millions) Non-performing Loans (NPLs) / Loans 207% NPLs/Total Loans-HFI 139% 133% 139% ACL / NPLs 124% NPLs (ex-SFR) / Loans (ex-SFR) 1.29% SFR NPLs 1.00% $72.7 NPLs (ex-SFR) 0.73% $56.5 0.71% 1.04% $28.5 0.43% $45.2 $43.4 $24.4 0.76% $28.8 $15.6 0.64% $18.6 0.57% $15.9 $44.2 0.27% $29.6 $24.7 $32.1 $12.8 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 � 2Q20 total delinquencies and NPLs increased $10.2 million and $16.2 million due mostly to one $11.5 million relationship well-secured by commercial and single-family residential properties Second Quarter 2020 | 11

NON-PERFORMING & DELINQUENT LOANS ROLLFORWARD

TOP 10 RELATIONSHIPS

Non-performing Loans ($ in thousands)							
#	1Q20	Delta	2Q20	Loan Category	1Q Accrual Status	2Q Accrual Status	2Q Delinquency Status
1	$16,363	$ (10)	$16,353	C&I	Non-Accrual	Non-Accrual	Current
2	-	11,483	11,483	CRE / SFR	Accrual	Non-Accrual	90+
3	9,065	-	9,065	SFR	Non-Accrual	Non-Accrual	90+
4	3,658	-	3,658	C&I	Non-Accrual	Non-Accrual	90+
5	3,253	-	3,253	SFR	Non-Accrual	Non-Accrual	90+
6	2,763	(34)	2,729	CRE	Non-Accrual	Non-Accrual	Current
7	-	2,486	2,486	SFR	Accrual	Non-Accrual	90+
8	2,024	(49)	1,975	SFR	Non-Accrual	Non-Accrual	90+
9	1,881	-	1,881	SFR	Non-Accrual	Non-Accrual	90+
10	1,766	(80)	1,685	SBA / C&I	Non-Accrual	Non-Accrual	Current
11+	15,699	2,436	18,135				
Total	$56,471	$ 16,232	$72,703				

Delinquent Loans ($ in thousands)							
#	1Q20	Delta	2Q20	Loan Category	2Q Accrual Status	1Q Delinquency Status	2Q Delinquency Status
1	$ -	$ 11,483	$11,483	CRE / SFR	Non-Accrual	Current	90+
2	9,065	-	9,065	SFR	Non-Accrual	90+	90+
3	3,658	-	3,658	C&I	Non-Accrual	60-89	90+
4	3,253	-	3,253	SFR	Non-Accrual	90+	90+
5	-	2,986	2,986	SFR	Accrual	Current	30-59
6	2,980	-	2,980	SFR	Accrual	30-59	30-59
7	2,954	-	2,954	SFR	Accrual	30-59	30-59
8	-	2,498	2,498	SFR	Accrual	Current	30-59
9	2,486	-	2,486	SFR	Non-Accrual	30-59	90+
10	-	2,486	2,486	SFR	Accrual	Current	30-59
11+	60,573	(9,229)	51,345				
Total	$84,970	$ 10,224	$95,194				

- NPLs include 3 relationships totaling $36.9 million, or 51% of total NPLs, that are well-secured or specifically reserved. The remaining NPLs include $19.4 million of SFR loans and $16.4 million of non-SFR loans
- 2Q20 total delinquencies and NPLs increased $10.2 million and $16.2 million due mostly to one $11.5 million relationship well-secured by commercial and single-family residential properties. The delinquency increase also included $8.0 million of three SFR loans

BANC OF CALIFORNIA

Second Quarter 2020 | 12

ALLOWANCE FOR CREDIT LOSSES WALK THROUGH



$ in millions
$100.0
$95.0
$90.0
$85.0
$80.0
$75.0
$70.0
$82.1
1.45%1
($0.6)
$0.6
$6.8
$5.7
$94.6
1.68%1,2
ACL (3/31/20)
Portfolio Changes
Recoveries (net of Charge-offs)
Specific Reserves
Economic Forecast and Other
ACL (6/30/20)

- **2Q20:** Provision increased ACL $12.5 million primarily due to (1) increased specific reserves of $6.8 (mainly one legacy SNC loan) and (2) economic factors somewhat offset by the positive impact of government stimulus programs on our portfolio
  - The economic forecasts used were released during June and included the increased level of unemployment reported in Q2 modified by the positive effect of government stimulus specific to our portfolio
  - The reserve included qualitative factors to account for our visibility of actual conditions related to our loan portfolio
  - Our ACL methodology uses a nationally-recognized, third party model that includes many assumptions based on our and peer historical loss data, our current loan portfolio risk profile, and economic forecasts
- Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments

BANC OF CALIFORNIA

(1) Coverage percentage equals ACL to Total Loans
(2) Excluding PPP loans, the Coverage ratio would increase by 8 bps

Second Quarter 2020 | 13

CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION CLO Industry Breakdown � CLO portfolio has underlying diversified exposure with largest segment in Healthcare $668 million at June 30, 2020 & Pharmaceuticals at 13% (net of $35.3 million unrealized loss) � Limited exposure to severely stressed industries Aerospace & Defense 3% Other Healthcare & � AA and AAA holdings provide principal 16% Pharmaceuticals protection � exposure to underlying credit Construction & 13% Building losses would require a combination of 3% High Tech Containers, Industries lifetime defaults (25-35% CDR), loss severity Packaging & 11% Glass (40-50%), and prepayment assumptions (0- 3% Automotive 10% CPR) 3% Services - Business Capital 10% � Under these assumptions, the underlying Equipment 3% securities would need to take losses of Chemicals, approximately 25% before we would Plastics, & Retail FIRE - Banking, Finance, Rubber 4% Insurance & Real Estate anticipate incurring losses on principal 4% 7% Media - Broadcasting & � 2Q20 CLO Portfolio yield of 3.22% Subscription 4% Hotel, Gaming � Quarterly reset based on 3 Month Libor + Services Consumer & Leisure 4% Beverage, Food & Telecommun 5% 1.64% Tobacco ications 4% 5% Second Quarter 2020 | 14

CONTINUED FOCUS ON EXPENSE MANAGEMENT � Adjusted noninterest expense1 was flat with prior quarter with a 2% increase in average assets � Non-core expense/benefits relates to: 1) timing of indemnified legal costs/recoveries, 2) the impact of the LAFC agreement termination, 3) debt restructure expense, and 4) loss/gain on investments in alternative energy partnerships2 � Adjusted noninterest expense decreased 13% versus 2Q19 Noninterest Expense to Average Assets Adjusted Noninterest Expense to Average Assets ($ millions) ($ millions) 3.78% 2.41% 2.37% 2.50% 2.30% 2.22% 1.82% 1.97% $73 2.06% 2.13% $43 $43 $47 $47 $43 -13% $49 $47 $48 $43 $49 $47 $48 $43 $43 $30 -$6 -$3 -$1 $4 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Total Non-Core expense Noninterest Expense / Average Assets Adjusted Noninterest Expense Adjusted Noninterest Expense Adjusted Noninterest expense / Average Assets (1) Denotes a non-GAAP f��a�c�a� �ea���e; �ee �N��-GAAP Rec��c���a����� ���de� a� e�d �f ��e�e��a���� (2) Loss on investments in alternative energy partnerships create tax credits to offset expense incurred Second Quarter 2020 | 15

TERMINATION OF LAFC AGREEMENT On May 22, 2020, we entered into a termination agreement with LAFC 2Q20 Impact Future Expense Savings Agreement Terms While retaining our �������� a� LAFC�� primary banking partner Incurred a one-time, and remaining as a For a termination fee of pre-tax charge to partner on a number of $20.1 million, we will operations of $26.8 other collaborations, the not have any continuing termination of the LAFC million to terminate the payment obligations to agreements is expected naming-rights LAFC after to save approximately agreements with LAFC $89 million over the December 31, 2020 remaining 12.5 year life of our former agreements with LAFC, or approximately $7 million per year Second Quarter 2020 | 16

STRONG CAPITAL BASE 2Q20 1Q20 4Q19 3Q19 2Q19 Common Equity Tier 1 11.68% 11.58% 11.56% 10.34% 10.50% Tier 1 Risk-based Capital 15.10% 14.91% 14.83% 13.32% 14.03% Leverage Ratio 10.56% 11.20% 10.89% 9.84% 9.62% Tangible Equity / Tangible Assets1 10.43% 10.42% 11.12% 10.01% 9.89% Tangible Common Equity / Tangible Assets1 8.04% 7.96% 8.68% 7.80% 7.41% � Strategic decision to exit non-franchise enhancing assets during 2020 resulted in build up of significant capital and steadily improving ratios � Repurchased 827,584 common shares during 1Q20 for aggregate cost of $12.0 million � Repurchases of common stock suspended after March 16, 2020 until better clarity on length and severity of pandemic � Repurchased 198,775 shares of Series D and Series E preferred stock for an aggregate cost of $4.2 million during the first half of 2020 � Repurchases of preferred stock suspended after July 23, 2020 until better clarity on the impact of the pandemic � Capital provides a buffer for the uncertain outlook and optionality to deploy for benefit of shareholders (1) Denotes a non-GAAP f��a�c�a� �ea���e; �ee �N��-GAAP Rec��c���a����� ���de� a� e�d �f ��e�e��a���� Second Quarter 2020 | 17

2020 STRATEGIC OBJECTIVES

Heightened Focus on Credit	• Heightened monitoring for signs of stress in well-underwritten loan portfolio mainly secured by CA-based real estate with relatively low LTVs • Maintain a high level of reserves given uncertain environment • New production focused on high quality relationship loans in our footprint
Build High Quality Deposit Base	• Growing noninterest-bearing and DDA deposits continues to improve deposit mix and drive expansion in net interest margin • Cost of deposits actively managed down to achieve peer median, with longer term goal of reaching below peer median • High touch relationship-banking for businesses and entrepreneurs driving value creation and growth
Remix Balance Sheet and Accelerate Loan Growth	• Lending teams gaining traction after joining in latter half of 2019 • Loan demand picking up with stronger borrowers capitalizing on investment opportunities • Commercial loan growth expected to more than offset legacy SFR and Multifamily payoffs in 2H20, resulting in flattish balance sheet year over year
Optimize Use of Capital	• High capital from reduction in balance sheet provides strong buffer in uncertain environment • Stock repurchases paused to preserve capital and provide flexibility • Opportunity to redeem preferred stock at appropriate time • Evaluating other uses of capital that will enhance earnings and improve franchise for the long-term

2020 objectives represent acceleration of the Company's transformation in terms of strategic focus and balance sheet composition.

With strong capital, improving deposit franchise and relationship focus, progress on 2020 objectives should position the company for solid performance in 2021 and beyond.

BANC OF CALIFORNIA

Second Quarter 2020 | 18

APPENDIX bancofcal.com

REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS 1 Real Estate Loan Balances1 Real Estate LTVs $ % Count $ in Millions $ in millions $4,626 $4,459 <50% $ 1,035 27% 904 $4,135 $3,971 $3,841 50% to 60% 990 26% 571 69% 70% 69% 70% 68% 60% to 70% 1,399 36% 673 70% to 80% 296 8% 186 >80% 122 3% 87 Total $ 3,841 100% 2,421 � ~89% of all real estate secured loans have loan-to-values (LTVs) of less than 70% 2Q19 3Q19 4Q19 1Q20 2Q20 � Weighted average LTV is 59% RE Loans / Loans-HFI RE Loans SFR LTVs $ % Count SFR Portfolio by LTV $ in Millions <50% $ 387 28% 504 >80% 50% to 60% 362 27% 360 70% to 80% <50% 60% to 70% 396 29% 384 70% to 80% 177 13% 157 >80% 48 3% 62 60% to 70% Total $ 1,371 100% 1,467 � ~84% of all existing SFR have loan-to-values 50% to 60% (LTVs) of less than 70% � Weighted average LTV is 57% (1) Excludes credit facilities Second Quarter 2020 | 20

CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIO HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type CRE & Multifamily Portfolio by State Industrial NV ALL Others 3.9% AZ Hospitality Other 0.3% 9.6% Retail 13.7% MultiFamily Office 63.5% 9.0% CA 93.5% Collateral Type Count Balance Av g. Loan Siz e W.A. LT V $ in thousands MultiFam ily 641 $ 1,434,071 $ 2,237 59.6% Office 51 202,088 3,963 62.0% Retail 89 308,243 3,463 53.7% Hospitality 6 7,030 1,172 71.0% Industrial 31 87,611 2,826 53.9% Other 77 217,721 2,828 88.7% Total CRE & MF 895 $ 2,256,764 $ 2,522 61.6% Second Quarter 2020 | 21

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO



Professional Services...
Transportation 1%
Accomodations 0.1%
Food Services 2%
Television / Motion Pictures 2%
Other Retail Trade 3%
Whole Sale Trade 3%
Healthcare 3%
Manufacturing 4%
Gas Stations 5%
All Other C&I 8%
Finance and Insurance 54%
Real Estate & Rental Leasing 14%

NAICS Industry	Count	$	Avg. Loan Size
$ in thousands			
Finance and Insurance[1]	169	$ 777,015	$ 4,598
Real Estate & Rental Leasing	145	201,630	1,391
Gas Stations	57	76,510	1,342
Manufacturing	71	60,128	847
Healthcare	43	43,256	1,006
Wholesale trade	35	39,740	1,135
Other Retail Trade	39	37,699	967
Television / Motion Pictures	27	33,590	1,244
Food Services	20	30,216	1,511
Professional Services	47	14,975	319
Transportation	12	5,363	447
Accommodations	4	1,496	374
All Other C&I	111	115,373	1,039
Total C&I	**780**	**$ 1,436,990**	**$ 1,842**

(1) Includes Warehouse lending

- ~68% C&I Concentration toward Businesses focused on Finance and Insurance, and Real Estate and Rental Leasing
- Limited Exposure to High Stressed Business Industries
  - 5% Gas Stations
  - 2% Television / Motion Pictures
  - 2% Food Services
  - <1% Transportation
  - <1% in Accommodations
- All Other C&I includes a diverse mix of industry sectors
  - 2% Administrative and Support
  - 2% Management of Companies
  - 1% Education Services
  - 1% Arts / Recreation
  - 1% Construction / Contracting

BANC OF CALIFORNIA

Second Quarter 2020 | 22

STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE

ACL Composition ($ in thousands)	2Q20 Amount	2Q20 % of Loans	1Q20 Amount	1Q20 % of Loans	At CECL Adoption Amount	At CECL Adoption % of Loans	4Q19 Amount	4Q19 % of Loans
Commercial real estate	$ 17,372	2.11%	$ 13,620	1.68%	$ 10,788	1.32%	$ 5,941	0.73%
Multifamily	25,105	1.75%	20,072	1.37%	13,214	0.88%	11,405	0.76%
Construction	6,675	3.13%	7,052	3.09%	4,009	1.73%	3,906	1.69%
Commercial and industrial	26,618	1.85%	23,573	1.49%	23,015	1.36%	22,353	1.32%
SBA	4,184	1.35%	3,652	5.17%	3,508	4.94%	3,120	4.40%
Total commercial loans	79,954	1.90%	67,969	1.64%	54,534	1.27%	46,725	1.08%
Single family residential mortgage	9,665	0.71%	9,593	0.65%	10,066	0.63%	10,486	0.66%
Other consumer	751	1.91%	681	1.44%	658	1.21%	438	0.81%
Total consumer loans	10,416	0.74%	10,274	0.68%	10,724	0.65%	10,924	0.66%
Allowance for loan losses	90,370	1.61%	78,243	1.38%	65,258	1.10%	57,649	0.97%
Reserve for unfunded commitments	4,195	0.07%	3,888	0.07%	2,838	0.05%	4,064	0.07%
Allowance for credit losses	**$ 94,565**	**1.68%**	**$ 82,131**	**1.45%**	**$ 68,096**	**1.14%**	**$ 61,713**	**1.04%**

- Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments
- Excluding PPP loans, the ACL coverage increases from 1.68% to 1.76% at the end of 2Q20
  - 2Q20 SBA coverage ratio decreased due to PPP loans

BANC OF CALIFORNIA

Second Quarter 2020 | 23

SECURITIES PORTFOLIO Securities Portfolio Detail1 Amortized Cost Amortized Cost QoverQ Fair Value Duration Security Type 1Q20 2Q20 Change 2Q20 2Q20 Gov�t � Agency �MBS � CMO� $ 242 $ 299 $ 58 $ 307 7.66 CLOs 704 704 - 668 0.07 Municipal 53 53 (0) 57 7.73 Corporate Securities 48 142 94 144 7.61 Total Securities $ 1,046 $ 1,198 $ 152 $ 1,176 3.20 Portfolio Profile1 Portfolio Average Balances & Yields Credit Rating Composition $1,305 $1,105 BBB $1,064 Municipal $953 12% 5% $834 Corporate Securities 3.83% 3.72% 12% 3.60% AAA AA G���� & AGC CLO 3.30% 30% 58% 26% 57% 2.95% 2Q19 3Q19 4Q19 1Q20 2Q20 Average Balance ($ in millions) Yield (1) Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. Second Quarter 2020 | 24

ACTIVE MANAGEMENT OF DEPOSIT COSTS IS DRIVING DOWN COST OF FUNDS Cost of Funds Drivers 2.85% 2.86% 2.74% 2.74% 2.75% 2.42% 2.34% 2.10% 1.89% 1.78% 1.65% 1.84% 1.57% 1.61% 1.75% 1.62% 1.55% 1.48% 1.41% 1.27% 1.03% 1.11% 0.93% 0.71% 2Q19 3Q19 4Q19 1Q20 2Q20 Cost of Interest-bearing deposits LT FHLB borrowings Cost of funds1 ST FHLB borrowings Cost of total deposits (1) Cost of funds includes senior debt with a fixed rate of 5.45% Second Quarter 2020 | 25

DECLINING DEPOSIT COSTS EXPAND NET INTEREST MARGIN1 Net Interest Margin Drivers 4.59% 4.50% 4.50% 4.27% 4.06% 3.09% 3.04% 2.97% 2.86% 2.86% 2.50% 2.09% 2.03% 1.85% 1.71% 2.00% 1.29% 1.75% 0.25% 0.25% 2Q19 3Q19 4Q19 1Q20 2Q20 Earning Asset Yield Net Interest Margin Fed Funds Rate Interest-Bearing Liabilities (1) PPP loans improve NIM by 3 bps Second Quarter 2020 | 26

EARNING ASSET YIELD PROTECTED BY FLOORS AND FIXED RATE ASSETS Interest-Earning Asset Mix ($ in millions) Yields on Average Earning Asset Types 4.80% 4.75% 4.71% Fixed 4.56% 4.48% 3.83% $1,298 3.60% 3.72% Hybrid (18%) 3.30% $2,882 2.84% 2.95% $1,045 2.57% (40%) Variable Floor 2.35% (14%) 1.84% 2.50% $2,043 2.00% 1.17% 1.75% (28%) 0.25% 0.25% Variable 2Q19 3Q19 4Q19 1Q20 2Q20 % of Total Interest- Category Total Balance Earning Assets Loans Other interest-earning assets 100+ bps $ 63 0.86% Securities Fed Funds Rate 50-100 bps 45 0.62% 25-50 bps 155 2.13% Loan Fixed/Hybrid Years to Maturity/Repricing 0-25 bps 61 0.83% ($ millions) No Floor 308 4.23% Sub total Non-Floor Variable $ 631 8.68% Floor 1,045 14.37% $2,384 Variable Loans $ 1,675 23.05% Hybrid Loans 2,882 39.66% Fixed Loans 1,070 14.72% Total HFI Loans $ 5,628 77.44% Total HFS Loans $ 20 0.27% Total Gross Loans $ 5,647 77.71% $676 Variable Securities 948 13.05% $569 Fixed Securities 228 3.14% $320 Total Securities $ 1,176 16.18% Other Interest-Earning Assets $ 444 6.11% Total Interest-Earning Assets $ 7,267 100.00% 1 Year 2 Years 3 Years > 3 Years Second Quarter 2020 | 27

BANC FAST FACTS

(Dollars in millions[1])	2Q20	1Q20	4Q19	3Q19	2Q19
Total assets	$ 7,770	$ 7,663	$ 7,828	$ 8,625	$ 9,360
Securities available-for-sale	1,176	969	913	776	1,168
Loans receivable	5,628	5,667	5,952	6,383	6,720
Total deposits	6,037	5,563	5,427	5,770	6,292
Net interest income	55.3	51.9	56.7	58.9	64.8
Total noninterest income (loss)	5.5	2.1	4.9	3.2	(2.3)
Total revenue	60.8	53.9	61.6	62.1	62.5
Noninterest expense[3,4]	72.9	45.0	46.4	44.2	43.9
(Gain) loss on investments in alternative energy partnerships	(0.2)	1.9	1.0	(0.9)	(0.4)
Total noninterest expense	72.8	46.9	47.5	43.2	43.5
Pre-tax pre-provision income[5]	(11.9)	7.0	14.1	18.9	19.0
Provision for (reversal of) credit losses	11.8	15.8	(3.0)	38.6	(1.9)
Net (loss) income	(18.4)	(6.6)	14.3	(14.1)	16.6
Preferred dividend and other adjustments	3.5	3.1	3.9	8.6	4.7
Net (loss) income available to common stockholders	$ (21.9)	$ (9.7)	$ 10.4	$ (22.7)	$ 11.9
Diluted (loss) earnings per common share	$ (0.44)	$ (0.19)	$ 0.20	$ (0.45)	$ 0.23
Return on average assets[2]	(0.96%)	(0.35%)	0.71%	(0.64%)	0.69%
Adjusted efficiency ratio[2,5]	119.55%	86.54%	74.51%	70.00%	67.70%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	$ 93,272	7.375%	6/15/2020
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	98,865	7.000%	3/15/2021
Total Preferred Equity				**$ 192,137**		

BANC OF CALIFORNIA

(1) All figures from reported operations unless noted; dollars in millions unless noted per share or percentage (2) Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships (3) Excluding loss on investments in alternative energy partnerships (4) Non-GAAP measure, reconciliation in table above (5) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

Second Quarter 2020 | 28

NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense to average assets, pre-tax pre-provision income, noninterest expense from Core operations, operating expense from Core operations, adjusted pre-tax pre-provision income, and diluted earnings per common share from Core operations, adjusted for non-core items, each excluding loss on investments in alternative energy partnerships and the latter four measurements adjusted for non-core items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 30-34 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the C���a���� businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 30-34 of this presentation. Second Quarter 2020 | 29

NON-GAAP RECONCILIATION

(Dollars in thousands)	2Q20	1Q20	4Q19	3Q19	2Q19
Noninterest expense	$ 72,770	$ 46,919	$ 47,483	$ 43,240	$ 43,500
(Loss) gain on investments in alternative energy partnerships	(167)	1,905	1,039	(940)	(355)
Adjusted noninterest expense	72,937	45,014	46,444	44,180	43,855
Net interest income	55,315	51,861	56,660	58,915	64,780
Noninterest income (loss)	5,528	2,061	4,930	3,181	(2,290)
Total revenue	60,843	53,922	61,590	62,096	62,490
Tax credit from investments in alternative energy partnerships	-	-	1,689	77	1,680
Deferred tax expense on investments in alternative energy partnerships	-	-	(177)	(8)	(176)
Tax effect on tax credit and deferred tax expense	-	-	267	7	426
Gain (loss) on investments in alternative energy partnerships	167	(1,905)	(1,039)	940	355
Total pre-tax adjustments for investments in alternative energy partnerships	167	(1,905)	740	1,016	2,285
Adjusted total revenue	$ 61,010	$ 52,017	$ 62,330	$ 63,112	$ 64,775
Efficiency Ratio	119.60%	87.01%	77.10%	69.63%	69.61%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships	119.55%	86.54%	74.51%	70.00%	67.70%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	22.90%	24.03%	15.00%	9.36%	22.07%

BANC OF CALIFORNIA

Second Quarter 2020 | 30

NON-GAAP RECONCILIATION (Dollars in thousands) 2Q20 1Q20 4Q19 3Q19 2Q19 Tangible Common Equity to Tangible Assets Ratio Total assets $ 7,770,138 $ 7,662,607 $ 7,828,410 $ 8,625,337 $ 9,359,931 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (3,292) (3,722) (4,151) (4,605) (5,105) Tangible assets $ 7,729,702 $ 7,621,741 $ 7,787,115 $ 8,583,588 $ 9,317,682 Total stockholders' equity $ 846,959 $ 835,002 $ 907,245 $ 900,988 $ 963,544 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (3,292) (3,722) (4,151) (4,605) (5,105) Tangible equity 806,523 794,136 865,950 859,239 921,295 Less: preferred stock (185,037) (187,687) (189,825) (189,825) (231,128) Tangible common equity $ 621,486 $ 606,449 $ 676,125 $ 669,414 $ 690,167 Total stockholders' equity to total assets 10.90% 10.90% 11.59% 10.45% 10.29% Tangible equity to tangible assets 10.43% 10.42% 11.12% 10.01% 9.89% Tangible common equity to tangible assets 8.04% 7.96% 8.68% 7.80% 7.41% Second Quarter 2020 | 31

NON-GAAP RECONCILIATION (Dollars in thousands) 2Q20 1Q20 4Q19 3Q19 2Q19 Return on tangible common equity Average total stockholders' equity $ 854,250 $ 916,047 $ 912,749 $ 961,739 $ 962,933 Less: Average preferred stock (185,471) (189,607) (189,824) (213,619) (231,128) Less: Average goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (3,574) (4,003) (4,441) (4,935) (5,503) Average tangible common equity $ 628,061 $ 685,293 $ 681,340 $ 706,041 $ 689,158 Net (loss) income $ (18,449) $ (6,593) $ 14,272 $ (14,132) $ 16,582 Less: Preferred stock dividends and impact of preferred (3,393) (3,007) (3,540) (8,496) (4,308) stock redemption Add: Amortization of intangible assets 430 429 454 500 621 Less: Tax effect on amortization of intangible assets (90) (90) (95) (105) (130) Net (loss) income available to common stockholders $ (21,502) $ (9,261) $ 11,091 $ (22,233) $ 12,765 Return on average equity (8.69%) (2.89%) 6.20% (5.83%) 6.91% Return on average tangible common equity (13.77%) (5.44%) 6.46% (12.49%) 7.43% Statutory tax rate utilized for calculating tax effect on 21.00% 21.00% 21.00% 21.00% 21.00% amortization of intangible assets Second Quarter 2020 | 32

NON-GAAP RECONCILIATION (Dollars in thousands) 2Q20 1Q20 4Q19 3Q19 2Q19 Adjusted Noninterest Expense Total noninterest expense $ 72,770 $ 46,919 $ 47,483 $ 43,240 $ 43,500 Less: non-core items Naming rights termination (26,769) - - - - Debt retirement expense (2,515) - - - - Data processing fees - - - - (797) Professional fees (875) (1,678) 3,557 2,615 6,214 Restructuring expense - - (1,626) - 158 Other expense - - - (131) - Total non-core adjustments (30,159) (1,678) 1,931 2,484 5,575 Less: gain/(loss) on investments in alternative 167 (1,905) (1,039) 940 355 energy partnerships Total adjustments (29,992) (3,583) 892 3,424 5,930 Adjusted noninterest expense $ 42,778 $ 43,336 $ 48,375 $ 46,664 $ 49,430 Average assets $7,740,206 $7,562,942 $7,954,591 $8,695,638 $9,610,575 Noninterest expense / Average assets 3.78% 2.50% 2.37% 1.97% 1.82% Adjusted noninterest expense / Average assets 2.22% 2.30% 2.41% 2.13% 2.06% Second Quarter 2020 | 33

NON-GAAP RECONCILIATION (Dollars in thousands) 2Q20 1Q20 4Q19 3Q19 2Q19 Net interest income $ 55,315 $ 51,861 $ 56,660 $ 58,915 $ 64,780 Noninterest income 5,528 2,061 4,930 3,181 (2,290) Total revenue 60,843 53,922 61,590 62,096 62,490 Noninterest expense 72,770 46,919 47,483 43,240 43,500 Pre-tax pre-provision income (11,927) 7,003 14,107 18,856 18,990 Net interest income 55,315 51,861 56,660 58,915 64,780 Noninterest income 5,528 2,061 4,930 3,181 (2,290) Adjustments for non-core items - noninterest income (2,036) 1,586 (33) 5,778 (59) Adjusted noninterest income 3,492 3,647 4,897 8,959 (2,349) Total revenue 58,807 55,508 61,557 67,874 62,431 Noninterest expense 72,770 46,919 47,483 43,240 43,500 Total noninterest expense adjustments (29,992) (3,583) 892 3,424 5,930 Adjusted noninterest expense 42,778 43,336 48,375 46,664 49,430 Adjusted pre-tax pre-provision income $ 16,029 $ 12,172 $ 13,182 $ 21,210 $ 13,001 Second Quarter 2020 | 34

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